Exhibit 99.1

ACORDA THERAPEUTICS CONTACT:

Jeff Macdonald

(914) 347-4300 ext. 232

jmacdonald@acorda.com

BIOGEN IDEC CONTACTS:

Media: Jennifer Neiman (617) 914-6524

Investor: Eric Hoffman (617) 679-2812

FOR IMMEDIATE RELEASE

Biogen Idec and Acorda Therapeutics Announce Collaboration Agreement to Develop and
Commercialize MS Therapy Fampridine-SR in Markets Outside the U.S.

•                  Acorda to Continue to Develop and Commercialize Fampridine-SR in the U.S.

•                  Upfront Payment of $110 Million; Potential Deal Value Over $500 Million

•                  Acorda to Host Conference Call at 8:30 a.m. Eastern Time Today

CAMBRIDGE, MA and HAWTHORNE, NY, July 1, 2009 — Biogen Idec (NASDAQ: BIIB) and Acorda Therapeutics, Inc. (NASDAQ: ACOR) today announced that they have entered into an exclusive collaboration and license agreement to develop and commercialize Fampridine-SR, a multiple sclerosis (MS) therapy, in markets outside the United States. Fampridine-SR is a novel, oral sustained-release compound being developed to improve walking ability in people with MS. The parties have also entered into a related supply agreement. The transaction represents a sublicensing of an existing license agreement between Acorda and Elan Pharma International Limited, a subsidiary of Elan Corporation plc (NYSE: ELN).

Under the terms of the agreement, Biogen Idec will commercialize Fampridine-SR and any aminopyridine products developed under the agreement in ex-U.S. markets worldwide and will also have responsibility for regulatory activities and future clinical development of Fampridine-SR in those markets. Acorda will receive an upfront payment of $110 million and additional payments of up to $400 million based on the successful achievement of future regulatory and sales milestones. Biogen Idec will make tiered, double-digit royalty payments to Acorda on ex-U.S. sales, and, in addition, the consideration that Biogen Idec pays for products will reflect all amounts due from Acorda to Elan for ex-US sales, including royalties owed. The parties can also carry out future joint development activities under a cost-sharing arrangement.

Elan will continue to manufacture commercial supply of Fampridine-SR, based on its existing supply agreement with Acorda. Under the existing agreements with Elan, Acorda will pay Elan seven percent of the upfront and milestone payments that Acorda receives from Biogen Idec.

“Biogen Idec has outstanding capabilities in commercializing neurology and oncology products and is known globally for its reputation as an innovative leader in the field of multiple sclerosis. We are delighted to be working with them to make Fampridine-SR, if approved, available to people living with MS in Europe, Canada, Australia and other areas of the world,” said Ron Cohen, M.D., President and CEO of Acorda. “We believe that Biogen Idec’s international expertise in MS and neurology also will help us optimize future development of Fampridine-SR and maximize its value in markets outside the U.S.”

“We are very pleased to partner with Acorda, a leader in the development of therapies for spinal cord, MS, and related nervous system disorders, to help make Fampridine-SR available to MS patients outside of the United States,” said Jim Mullen, President and CEO of Biogen Idec. “As we look to expand our global MS leadership, we believe Fampridine-SR has the potential to become an important oral therapy that may help improve the walking ability of a wide range of patients — including patients with relapsing forms of MS, as well as primary and secondary progressive MS.”

MS is a chronic disease of the central nervous system that affects approximately two million people worldwide.

Acorda previously announced that the European Medicines Agency (EMEA) notified the Company that Fampridine-SR is eligible to be submitted for a Marketing Authorization Application (MAA) via the Agency’s Centralized Procedure as a new active substance. The Centralized Procedure provides for a single, coordinated review that is conducted by the EMEA on behalf of all European Union (EU) member states.

Acorda will continue to develop and commercialize Fampridine-SR independently in the U.S. The U.S. Food and Drug Administration (FDA) is currently reviewing a New Drug Application (NDA) for Fampridine-SR. The NDA was assigned Priority Review and a Prescription Drug User Fee Act (PDUFA) date of October 22, 2009; the PDUFA date is the target date for the FDA to complete its review of Fampridine-SR.

Conference Call and Audiocast

Ron Cohen, President and Chief Executive Officer of Acorda Therapeutics, will host a conference call today at 8:30 a.m. ET.

To participate in the conference call, please dial 800-706-7745 (domestic) or 617-614-3472 (international) and reference the access code 68235234. The presentation will be available via a live webcast at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194451&eventID=2303543.

A replay of the call will be available from 11:30 a.m. ET on July 1, 2009 until midnight on August 1, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 96152771. The archived webcast will be available for 30 days in the Investor Relations section of the Acorda website at http://www.acorda.com.

About Fampridine-SR

Fampridine-SR is a sustained-release tablet formulation of the investigational drug fampridine (4-aminopyridine or 4-AP). Fampridine has completed two successful Phase 3 clinical trials demonstrating improved walking ability in people with MS. It has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged. Fampridine-SR was developed using Elan’s proprietary Oral Controlled Release MXDASTM (MatriX Drug Absorption System) Technology and will be manufactured by Elan based on an existing supply agreement with Acorda.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

About Biogen Idec

Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis, and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com

About Elan Drug Technologies

Elan Drug Technologies (EDT) is the world’s leading drug delivery provider and is a business unit of Elan Corporation plc. EDT developed Fampridine-SR, using one of their proprietary Oral Controlled Release Technologies, the MXDASTM (MatriX Drug Absorption System) Technology. Products are developed by EDT through Elan Pharma International Limited and other Elan affiliates. EDT aims to deliver clinically meaningful benefits to patients by using their extensive experience and proprietary delivery technologies in partnership with pharmaceutical companies. More information is available at www.elandrugtechnologies.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain regulatory approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, adverse safety events, dependence on a third party to supply Fampridine-SR, Acorda Therapeutics’ and Biogen Idec’s ability to successfully market and sell Fampridine-SR, if approved, competitive pressures, the availability of reimbursement from third party payors, failure to protect intellectual property or to defend against the intellectual property claims of others, and Acorda Therapeutics’ ability to obtain additional financing to support its operations.. These and other risks are described in greater detail in Acorda Therapeutics’ and Biogen Idec’s respective filings with the Securities and Exchange Commission. Acorda Therapeutics and Biogen Idec may not actually achieve the goals or plans described in any forward-looking statements included in this press release, and investors should not place undue reliance on these statements. Any forward-looking statements speak only as of the date of this press release. Acorda Therapeutics and Biogen Idec disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.